Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Nov 30, 2001
Payment Date	Dec 17, 2001

Calculation of Interest Expense

Index (LIBOR)	2.080000%
Accrual end date, accrual beginning date and days in Interest Period	Dec 17, 2001	Nov 15, 2001	32
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	189,184,184.22	40,036,132.21	47,315,428.99	30,937,011.25	25,477,538.69	31,014,542.96
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	2.260000%	2.370000%	2.480000%	2.730000%	3.080000%
Interest/Yield Payable on the Principal Balance	380,050	84,343	104,304	75,074	69,752
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	380,050	84,343	104,304	75,074	69,752
Interest/Yield Paid	380,050	84,343	104,304	75,074	69,752

Summary

Beginning Security Balance	189,184,184	40,036,132	47,315,429	30,937,011	25,477,539	31,014,543
Beginning Adjusted Balance	189,184,184	40,036,132	47,315,429	30,937,011	25,477,539
Principal Paid	4,162,052	880,795	1,040,939	680,614	560,506	758,146
Ending Security Balance	185,022,132	39,155,337	46,274,490	30,256,397	24,917,033	30,332,223
Ending Adjusted Balance	185,022,132	39,155,337	46,274,490	30,256,397	24,917,033
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	185,097,958	39,155,337	46,274,490	30,256,397	24,917,033
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					3,595,528
Ending OC Amount as Holdback Amount						12,751,013
Ending OC Amount as Accelerated Prin Pmts						17,581,210

Beginning Net Charge offs	0	0	0	0	0	0
Reversals	0	0	0	0	0	0
Charge offs	0	0	0	0	0	0
Ending Net Charge Offs	0	0	0	0	0	0

Interest/Yield Paid per $1000	$0.4167215	$1.7571415	$1.1589359	$1.3170844	$1.6607581
Principal Paid per $1000	$4.5636536	$18.3498938	$11.5659939	$11.9406007	$13.3453776